Exhibit 99

Velocity Financial, Inc. Reports Fourth Quarter and Full-Year 2022 Results

Fourth Quarter Highlights:

  Net income of $8.5 million and diluted earnings per share (EPS) of $0.25, compared to $8.4 million and $0.24 per share, respectively, for 4Q21
  Core net income(1) of $9.1 million and core diluted EPS(1) of $0.27, compared to $10.1 million and $0.29 per share, respectively, for 4Q21
  Loan production volume of $277.8 million in unpaid principal balance (UPB), a decrease of 44.2% from 4Q21
    Production in 4Q22 strategically reduced due to volatility in the securitization market
  Total loan portfolio of $3.5 billion as of December 31, 2022, an increase of 35.8% from December 31, 2021
  Nonaccrual loans as a percentage of Held for Investment (HFI) loans was 8.3% as of December 31, 2022, down from 10.9% as of December 31, 2021
  Resolutions of nonperforming loans (NPL) and real estate owned (REO) totaled $25.3 million in UPB, realizing gains of $0.6 million or 102.3% of UPB resolved
  Portfolio net interest margin (NIM) of 2.84%, compared to 4.27% in 4Q21
  Completed one VCC securitization in 4Q22 totaling $188.8 million of securities issued
  Liquidity(2) of $64.2 million as of December 31, 2022
  Book value per common share of $11.89 as of December 31, 2022
  Elected to apply fair value option (“FVO”) accounting to new originations effective October 1, 2022, to better align our results with economic value

Full-Year 2022 Highlights:

  Net income of $32.2 million, compared to $29.2 million in 2021
  Diluted earnings per share (EPS) of $0.94 in 2022, compared to $0.86 per share in 2021
  Core Net Income(1) totaled $42.2 million in 2022, compared to $33.3 million in 2021
  Core diluted EPS(1) of $1.24, compared to $0.98 per share in 2021
  Loan production volume of $1.8 billion in unpaid principal balance (UPB), an increase of 32.9% from 2021
  Charge-offs in 2022 totaled $0.5 million, a 59.6% decrease from $1.3 million in 2021
  Portfolio NIM of 3.64%, compared to 4.54% in 2021

(1) Core income and Core EPS are a non-GAAP measures that exclude nonrecurring and unusual activities from GAAP net income.
(2) Liquidity includes unrestricted cash reserves of $45.2 million, available liquidity in unfinanced loans of $14.0 million and $5.0 million of available securities repurchase capacity.

WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--March 9, 2023--Velocity Financial, Inc. (NYSE: VEL) (Velocity or the Company) reported net income of $32.2 million and core net income of $42.2 million for the full-year 2022, compared to net income of $29.2 million and core net income of $33.3 million in 2021. Earnings and core earnings per diluted share were $0.94 and $1.24, respectively, for the full-year 2022, compared to $0.86 and $0.98, respectively, for the full-year 2021.

“2022 was an exceptional year for Velocity,” said Chris Farrar, President and CEO. “This year, we delivered record loan production, portfolio growth of 36%, and the highest annual GAAP and Core net income in the Company’s history. While the market environment presented us with challenges resulting from the precipitous rise in interest rates, Velocity’s extensive track record of solid performance allowed us to issue six securitizations throughout the year, facilitating our impressive portfolio growth. We see considerable potential to grow our core business, which is underpinned by persistent demand for income-generating rental properties and small businesses that want to own the property where they operate. Across the broader mortgage landscape, opportunities for growth are emerging, and we remain diligent in assessing opportunities that complement our long-term strategic mission.”

Fourth Quarter Operating Results

KEY PERFORMANCE INDICATORS
($ in thousands)	4Q 2022	4Q 2021	$ Variance	% Variance
Pretax income	$11,692	$11,377	$315	2.8%
Net income	$8,462	$8,353	$109	1.3%
Diluted earnings per share	$0.25	$0.24	$0	1.9%
Core net income(a)	$9,118	$10,081	$(963)	(9.6)%
Core diluted earnings per share(a)	$0.27	$0.29	$(0)	(9.0)%
Pretax return on equity	12.37%	13.75%	n.a.	(10.0)%
Core pretax return on equity(a)	13.61%	16.59%	n.a.	(18.0)%
Net interest margin - portfolio	2.84%	4.27%	n.a.	(33.7)%
Net interest margin - total company	2.36%	3.53%	n.a.	(33.1)%
Average common equity	$378,007	$330,968	$47,039	14.2%
(a)	Core income, core diluted earnings per share and core pretax return on equity are non-GAAP measures. Please see the reconciliation to GAAP net income at the end of this release.

Discussion of results:

  Net income in 4Q22 was $8.5 million, compared to $8.4 million in 4Q21
  Core net income(1) was $9.1 million, a decrease of 9.6% from $10.1 million in 4Q21 primarily from lower NIM
  Portfolio NIM in 4Q22 was 2.84% compared to 4.27% from 4Q21, as a result of portfolio yields decreasing 70 bps and interest expense increasing 65 bps.
  The GAAP pretax return on equity was 12.37% in 4Q22, compared to 13.75% in 4Q21
    Driven by a 14.2% year-over-year increase in the average equity balance from 4Q21

TOTAL LOAN PORTFOLIO
($ of UPB in millions)	4Q 2022	4Q 2021	$ Variance	% Variance
Held for Investment
Investor 1-4 Rental	$1,852	$1,225	$627	51.2%
Mixed Use	443	331	113	34.1%
Multi-Family	301	228	73	32.2%
Retail	305	234	71	30.2%
Warehouse	223	173	51	29.3%
All Other	388	309	78	25.3%
Total	$3,512	$2,500	1,013	40.5%
Held for Sale
Multi-Family	$-	$87	$(87)	(100.0)%
Total Managed Loan Portfolio UPB	$3,512	$2,587	$925	35.8%
Key loan portfolio metrics:
Total loan count	8,893	6,964
Weighted average loan to value	68.2%	67.7%
Weighted average coupon	7.95%	7.76%
Weighted average total portfolio yield	7.51%	8.21%
Weighted average portfolio debt cost	5.23%	4.58%

Discussion of results:

  Velocity’s total loan portfolio was $3.5 billion in UPB as of December 31, 2022, an increase of 35.8% from $2.6 billion in UPB as of December 31, 2021
    Driven by strong loan production volume and reduced payoff activity
    Payoff activity totaled $84.6 million in UPB in 4Q22, a decrease of 39.7% from $140.3 million in 4Q21. As a result, we recognized less delinquent interest, which reduced portfolio yields
    The UPB of FVO loans was $268.6 million as of December 31, 2022
  The weighted average portfolio loan-to-value ratio was 68.2% as of
  December 31, 2022, consistent with the 67.7% as of December 31, 2021, and the five-quarter trailing average of 68.1%
  The weighted average total portfolio yield was 7.51% in 4Q22, a decrease of 70 bps from 4Q21, driven primarily by fewer payoffs resulting in less delinquent interest collected
  Portfolio-related debt cost in 4Q22 was 5.23%, an increase of 65 bps from 4Q21 driven by higher interest rates

LOAN PRODUCTION VOLUMES
($ in millions)	4Q 2022	4Q 2021	$ Variance	% Variance
Investor 1-4 Rental	$169	$267	$(98)	(36.8)%
Traditional Commercial	$83	203	(120)	(59.2)%
Short-term loans	$26	27	(1)	(4.8)%
Total loan production	$277.8	$498	$(220)	(44.2)%

Acquisitions	$-	$10

Discussion of results:

  Loan production in 4Q22 totaled $277.8 million in UPB, a 44.2% decrease from $497.8 million in UPB in 4Q21
    Driven by the decision to restrict lending due to securitization market volatility
  The weighted average coupon (WAC) on 4Q22 HFI loan production was 9.7%, an increase of 78 bps from 3Q22 and 339 basis points from 4Q21
HFI PORTFOLIO CREDIT PERFORMANCE INDICATORS
($ in thousands)	4Q 2022	4Q 2021	$ Variance	% Variance
Nonperforming loans(a)	$292,789	$273,101	$19,688	7.2%
Average Nonperforming Loans	$279,224	$274,112	$5,112	1.9%
Average Loan HFI	$3,430,296	$2,363,987	$1,066,309	45.1%
Nonperforming loans % total HFI Loans	8.3%	10.9%	n.a.	(24.0)%
Total Charge Offs	$-	$143	$(143)	n.m
Charge-offs as a % of Avg. Nonperforming Loans(b)	0.00%	0.21%	n.a.	n.m
Loan Loss Reserve	$4,893	$4,262	$631	14.8%
(a)	Nonperforming/Nonaccrual loans include loans 90+ days past due, loans in foreclosure, bankruptcy and on nonaccrual.
(b)	Reflects the annualized quarter-to-date charge-offs to average nonperforming loans for the period.
n.m. - non meaningful

Discussion of results:

  Nonperforming loans (NPL) totaled $292.8 million in UPB as of December 31, 2022, or 8.3% of loans HFI, compared to $273.1 million and 10.9%, respectively, as of December 31, 2021
  Charge-offs in 4Q22 totaled $0.0 compared to $142.7 thousand in 4Q21
    The trailing five-quarter charge-off average was $132.6 thousand
  The loan loss reserve totaled $4.9 million as of December 31, 2022, a 14.8% increase from $4.3 million as of December 31, 2021
    New originations or acquisitions where FVO accounting is elected will not be subject to a CECL reserve
  Since the program's inception in April 2020, capitalized interest recovered on COVID forbearance loans totaled $4.3 million, with a remaining balance of $7.2 million as of December 31, 2022. None of the capitalized interest has been forgiven.

NET REVENUES
($ in thousands)	4Q 2022	4Q 2021	$ Variance	% Variance
Interest income	$65,632	$49,360	$16,272	33.0%
Interest expense - portfolio related	(40,854)	(23,666)	(17,188)	72.6%
Net Interest Income - portfolio related	24,777	25,694	(917)	(3.6)%
Interest expense - corporate debt	(4,139)	$(4,462)	323	(7.2)%
Net Interest Income	$20,638	$21,232	$(594)	(2.8)%
Loan loss provision	437	(377)	814	(215.8)%
Gain on disposition of loans	391	2,357	(1,966)	(83.4)%
Unrealized gain/(loss) on fair value loans	7,795	11	7,784	n.m
Unrealized gain/(loss) on mortgage servicing rights	(630)	-	(630)	n.m
Other operating income (expense)	3,472	249	3,223	n.m
Net Revenue	$32,105	$23,472	$8,632	36.8%
n.m. - non meaningful

Discussion of results:

  Net Revenue increased 36.8%, driven by higher other operating income as a result of our FVO election for new originations
  Total net interest income, including corporate debt interest expense, decreased by $0.6 million, or 2.8% from 4Q21
    Interest income grew by $16.3 million from 4Q21 as a result of the higher portfolio balance, offset by lower yields
    Portfolio interest expense increased by $17.2 million from 4Q21 as a result of higher warehouse balances and increased interest rates
  The company elected fair value accounting treatment for all HFI loan originations effective October 1, 2022
    The unrealized fair value gain on loans originated during 4Q22 was $7.8 million
    Other operating income in 4Q22 included $3.1 million of origination fees
    Recognized additional compensation and production-related expenses of approximately $4.6 million
  The valuation loss in our mortgage servicing right (MSR) asset was $0.6 million, driven by a decrease in the servicing portfolio due to payoffs and an increase in the assumed CPR

OPERATING EXPENSES
($ in thousands)	4Q 2022	4Q 2021	$ Variance	% Variance
Compensation and employee benefits	$11,793	$4,720	$7,073	149.9%
Rent and occupancy	435	429	6	1.4%
Loan servicing	3,244	2,480	764	30.8%
Professional fees	1,091	1,716	(625)	(36.4)%
Real estate owned, net	552	417	135	32.3%
Other expenses	3,297	2,333	964	41.3%
Total operating expenses	$20,413	$12,095	$8,318	68.8%

Discussion of results:

  Operating expenses totaled $20.4 million in 4Q22, an increase of 68.8% from 4Q21
    The increase in compensation and employee benefit expense resulted from the company’s fair value election. Compensation expense related to loan originations is expensed as incurred under fair value accounting rather than deferred over the life of the loan under amortized cost accounting
    Servicing expense growth was driven by the increase in securitizations outstanding to $2.8 billion as of December 31, 2022 from $1.9 billion as of December 31, 2021
    The growth in other expenses compared to 4Q21 relates to miscellaneous FVO production-related expenses that were previously deferred
SECURITIZATIONS
($ in thousands)	Securities	Balance at		Balance at
Trusts	Issued	12/31/2022	W.A. Rate	12/31/2021	W.A. Rate
2015-1 Trust	285,457	-	-	$17,536	7.22%
2016-1 Trust	319,809	22,369	8.59%	36,401	8.22%
2017-2 Trust	245,601	59,183	3.92%	86,497	3.37%
2018-1 Trust	176,816	43,596	4.05%	62,375	4.04%
2018-2 Trust	307,988	93,792	4.46%	143,152	4.39%
2019-1 Trust	235,580	91,167	4.06%	132,306	4.02%
2019-2 Trust	207,020	82,508	3.46%	122,205	3.44%
2019-3 Trust	154,419	67,899	3.25%	95,521	3.26%
2020-1 Trust	248,700	136,643	2.89%	174,550	2.82%
2020-2 Trust	96,352	60,445	4.60%	80,676	4.45%
2020-MC1 Trust	179,371	-	-	35,711	4.42%
2021-1 Trust	251,301	196,969	1.73%	236,190	1.73%
2021-2 Trust	194,918	170,072	2.02%	197,744	2.28%
2021-3 Trust	204,205	178,038	2.44%	202,793	2.45%
2021-4 Trust	319,116	273,489	3.20%	315,489	3.11%
2022-1 Trust	273,594	256,667	3.93%
2022-2 Trust	241,388	233,045	5.07%
2022-MC1 Trust	84,967	54,528	6.91%
2022-3 Trust	296,323	280,066	5.67%
2022-4 Trust	308,357	301,856	6.23%
2022-5 Trust	188,754	186,577	7.10%
	$4,820,036	$2,788,909	4.27%	$1,939,146	3.20%

Discussion of results

  Completed the VCC 2022-5 securitization totaling $188.8 million of securities issued in October, comprised of Investor 1-4 and Traditional Commercial long-term loans
  The weighted average rate on Velocity’s outstanding securitizations increased 107 bps from December 31, 2021, driven by higher rates on securitizations issued in 2022
  After quarter end, the Company completed the VCC 2023-1 securitization totaling $198.7 million of securities issued in January 2023
RESOLUTION ACTIVITIES
LONG-TERM LOANS

RESOLUTION ACTIVITY	FOURTH QUARTER 2022		FOURTH QUARTER 2021
($ in thousands)	UPB $	Gain / (Loss) $	UPB $	Gain / (Loss) $
Paid in full	$8,188	$329	$11,464	$614
Paid current	9,648	21	12,209	290
REO sold (a)	2,404	67	1,770	121
Total resolutions	$20,240	$417	$25,443	$1,025

Resolutions as a % of nonperforming UPB		102.1%		104.0%

SHORT-TERM AND FORBEARANCE LOANS

RESOLUTION ACTIVITY	FOURTH QUARTER 2022		FOURTH QUARTER 2021
($ in thousands)	UPB $	Gain / (Loss) $	UPB $	Gain / (Loss) $
Paid in full	$4,092	$82	$12,567	$623
Paid current	457	-	5,837	67
REO sold	529	74	266	48
Total resolutions	$5,078	$156	$18,670	$738

Resolutions as a % of nonperforming UPB		103.1%		104.0%

Grand total resolutions	$25,318	$572	$44,113	$1,763

Grand total resolutions as a % of nonperforming UPB		102.3%		104.0%

Discussion of results:

  Total NPL and REO resolution activities in 4Q22 totaled $25.3 million in UPB and realized net gains of $0.6 million, or 102.3% of UPB resolved, compared to $44.1 million in UPB and net gains of $1.8 million, or 104.0% of UPB resolved in 4Q21
    Long-term loan and REO resolutions in 4Q22 totaled $20.2 million in UPB and realized gains of $0.4 million, compared to $25.4 million in UPB and realized gains of $1.0 million in 4Q21
    Short-term loan and REO resolutions in 4Q22 totaled $5.1 million in UPB and realized gains of $0.2 million, compared to $18.7 million in UPB and realized gains of $0.74 million in 4Q21
  Loans resolutions in 4Q22 were $15.2 million in UPB below the recent five quarter resolution average of $40.5 million in UPB.
    Expect resolutions to increase in 2023 to levels consistent with the historical average

Full-Year 2022 Operating Results

FULL-YEAR OPERATING RESULTS
($ in thousands)	FY 2022	FY 2021	$ Variance	% Variance
Investor 1-4 Rental	$994	$746	$247	33.2%
Traditional Commercial	652	512	140	27.2%
Short-term loans	116	67	49	73.0%
Total Loan production	$1,762	$1,326	$436	32.9%

Net Interest Margin - Portfolio	3.64%	4.54%	n.a.	(19.8)%
Average Nonperforming Loans	$266,129	$307,562	$(41,433)	(13.5)%
Charge-offs as a % of Avg. Nonperforming Loans(b)	0.20%	0.42%	n.a.	(53.4)%
Total charge-offs	$521	$1,291	$(770)	(59.6)%

Total Net Interest Income(a)	81,996	76,265	$5,731	7.5%
Total Other Income	22,225	8,188	14,037	171.4%
Total Expenses	72,011	55,229	16,782	30.4%
Net Income	$32,211	$29,224	$2,987	10.2%

Diluted EPS	$0.94	$0.86	$0.08	9.7%

Core Income(c)	$42,153	$33,278	$8,874	26.7%

Core Diluted EPS(c)	$1.24	$0.98	$0.26	26.1%
(a)	After provision for loan losses.
(b)	Reflects the annualized quarter-to-date charge-offs to average nonperforming loans for the period.
(c)	Core income is a non-GAAP measure. Please see the reconciliation to GAAP net income at the end of this release.

Discussion of results:

  Loan production in 2022 totaled $1.8 billion in UPB, a 32.9% increase from $1.3 billion in UPB in 2021
    Record strong demand for single-family rentals and smaller commercial properties nationwide
  Net interest margin (NIM) was 3.64% in 2022, a 90 bps decrease from 4.54% in 2021
    The decrease is a result of higher securitization and warehouse financing costs driven by the rapid increase in interest rates and lower realized portfolio yields
  Charge-offs in 2022 totaled $0.5 million, a 59.6% decrease from $1.3 million in 2021
    As a percentage of average nonperforming loans, charge-offs were 0.20% in 2022, a decrease from 0.42% in 2021. The decrease reflects our continued strong underwriting process and successful loss mitigation by Velocity’s special servicing team.
  Net income totaled 32.2 million in 2022, a 10.2% increase from 29.2 million in 2021
    Net interest income (after provision for loan losses) totaled $82.0 million, a 7.5% increase from $76.3 million in 2021, driven by HFI portfolio growth, partially offset by lower portfolio yields
    Other income totaled $22.2 million, a 171.4% increase from $8.2 million in 2021, driven by the Company’s fair value accounting election for loan production originated after October 1, 2022, MSR valuation gains and production fee income
    Expenses totaled $72.0 million, a 30.4% increase from $55.2 million in 2021, driven by an increase in compensation expense related to the Company’s fair value accounting election and servicing costs resulting from the issuance of six new VCC securitizations in 2022
  Core net income(1) totaled $42.2 million, a 26.7% increase from $32.3 million in 2021
    2022 core income adjustment totaled $9.9 million related to the Company’s corporate debt refinancing in March 2022, in addition to equity incentive compensation expenses and costs related to the Company’s employee stock purchase plan (ESPP) in 4Q22
  Core diluted EPS was $1.24 per share, a 26.1% increase from $0.98 per share in 2021

Velocity’s executive management team will host a conference call and webcast to review 4Q22 and Full-Year 2022 financial results on March 9th, 2023, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time.

Webcast Information

The conference call will be webcast live in listen-only mode and can be accessed through the Events and Presentations section of the Velocity Financial Investor Relations website https://www.velfinance.com/events-and-presentations. To listen to the webcast, please go to Velocity’s website at least 15 minutes before the call to register, download, and install any needed software. An audio replay of the call will also be available on Velocity’s website following the completion of the conference call.

Conference Call Information

To participate by phone, please dial-in 15 minutes before the start time to allow for wait times to access the conference call. The live conference call will be accessible by dialing 1-833-316-0544 in the U.S. and Canada and 1-412-317-5725 for international callers. Callers should ask to join the Velocity Financial, Inc. conference call.

A replay of the call will be available through midnight on March 31, 2023, and can be accessed by dialing 1-877-344-7529 in the U.S. and 855-669-9658 in Canada or 1-412-317-0088 internationally. The passcode for the replay is #1703714. The replay will also be available on the Investor Relations section of the Company's website under "Events and Presentations.”

About Velocity Financial, Inc.

Based in Westlake Village, California, Velocity is a vertically integrated real estate finance company that primarily originates and manages investor loans secured by 1-4-unit residential rental and small commercial properties. Velocity originates loans nationwide across an extensive network of independent mortgage brokers built and refined over 18 years.

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (GAAP), the Company uses non-GAAP core net income and core diluted EPS, which are non-GAAP financial measures.

Non-GAAP core net income and non-GAAP core diluted EPS are non-GAAP financial measures that represent our net income (loss) and net income (loss) per diluted share, adjusted to eliminate the effect of certain costs incurred from activities that are not normal recurring operating expenses, such as COVID-stressed charges and recoveries of loan loss provision, nonrecurring debt amortization, the impact of operational measures taken to address the COVID-19 pandemic and workforce reduction costs, and costs associated with acquisitions. To calculate non-GAAP core diluted EPS, we use the weighted-average number of shares of common stock outstanding that is used to calculate net income per diluted share under GAAP.

We have included non-GAAP core net income and non-GAAP core diluted EPS because they are key measures used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, we believe that non-GAAP core net income and non-GAAP core diluted EPS provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, they provide useful measures for period-to-period comparisons of our business, as they remove the effect of certain items that we expect to be nonrecurring.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

For more information on Core Income, please refer to the section of this press release below titled “Adjusted Financial Metric Reconciliation to GAAP Net Income” at the end of this press release.

Forward-Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to anticipated results, expectations, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “goal,” ”position,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions, and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to, (1) the continued course and severity of the COVID-19 pandemic and its direct and indirect impacts, (2) general economic and real estate market conditions, including the risk of recession (3) regulatory and/or legislative changes, (4) our customers' continued interest in loans and doing business with us, (5) market conditions and investor interest in our future securitizations, and (6) the continued conflict in Ukraine and (7) changes in federal government fiscal and monetary policies.

Additional information relating to these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements can be found in the section titled ‘‘Risk Factors” in our Form 10-Q filed with the SEC on May 14, 2020, as well as other cautionary statements we make in our current and periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

Velocity Financial, LLC
Consolidated Statements of Financial Condition

	Quarter Ended
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited
(In thousands)
Assets
Cash and cash equivalents	$45,248	$26,372	$46,250	$36,629	$35,965
Restricted cash	16,808	14,533	9,217	10,837	11,639
Loans held for sale, net	-	-	-	77,503	87,908
Loans held for sale, at fair value	-	16,569	-	-	-
Loans held for investment, at fair value	276,095	926	1,351	1,352	1,359
Loans held for investment	3,272,390	3,445,563	3,118,799	2,828,302	2,527,564
Total loans, net	3,548,485	3,463,058	3,120,150	2,907,156	2,616,831
Accrued interest receivables	20,463	18,333	15,820	14,169	13,159
Receivables due from servicers	65,644	66,992	75,688	78,278	74,330
Other receivables	1,075	1,962	1,320	4,527	1,812
Real estate owned, net	13,325	13,188	19,218	16,177	17,557
Property and equipment, net	3,356	3,495	3,632	3,690	3,830
Deferred tax asset	5,033	4,337	15,195	16,477	16,604
Mortgage Servicing Rights, at fair value	9,238	9,868	8,438	7,661	7,152
Goodwill	6,775	6,775	6,775	6,775	6,775
Other assets	13,525	18,453	11,036	7,345	6,824
Total Assets	$3,748,975	$3,647,366	$3,332,739	$3,109,721	$2,812,478

Liabilities and members' equity
Accounts payable and accrued expenses	$91,525	$75,150	$78,384	$92,768	$92,195
Secured financing, net	209,846	209,537	209,227	208,956	162,845
Securitizations, net	2,736,290	2,651,895	2,477,226	2,035,374	1,911,879
Warehouse & repurchase facilities	330,814	340,050	208,390	424,692	301,069
Total Liabilities	3,368,475	3,276,632	2,973,227	2,761,790	2,467,988

Mezzanine Equity
Series A Convertible preferred stock	-	-	-	-	-
Stockholders' Equity
Stockholders' equity	376,811	366,810	355,895	344,441	341,109
Noncontrolling interest in subsidiary	3,689	3,924	3,617	3,491	3,381
Total equity	380,500	370,734	359,512	347,932	344,490
Total Liabilities and members' equity	$3,748,975	$3,647,366	$3,332,739	$3,109,722	$2,812,478

Book value per share	$11.89	$11.61	$11.26	$10.90	$10.84

Shares outstanding	31,996	31,922	31,922	31,913	31,787

Velocity Financial, Inc.
Consolidated Statements of Income (Quarters)

	Quarter Ended
($ in thousands)	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Revenues
Interest income	$65,632	$63,419	$59,243	$52,049	$49,360
Interest expense - portfolio related	40,854	34,561	28,752	23,556	23,666
Net interest income - portfolio related	24,778	28,858	30,491	28,493	25,694
Interest expense - corporate debt	4,139	4,011	4,182	17,140	4,462
Net interest income	20,639	24,847	26,309	11,353	21,232
Provision for loan losses	(437)	580	279	730	377
Net interest income after provision for loan losses	21,076	24,267	26,030	10,623	20,855
Other operating income
Gain on disposition of loans	391	399	1,776	4,540	2,357
Unrealized gain/(loss) on fair value loans	7,795	453	6	11	11
Unrealized gain/(loss) on mortgage servicing rights	(630)	1,430	776	510	-
Other income (expense)	3,472	227	481	587	249
Other operating income (expense)	11,029	2,509	3,039	5,648	2,617
Net revenue	32,105	26,776	29,070	16,271	23,472

Operating expenses
Compensation and employee benefits	11,793	6,788	6,553	5,323	4,720
Rent and occupancy	435	445	426	442	429
Loan servicing	3,244	3,314	3,290	2,450	2,480
Professional fees	1,091	664	1,062	1,362	1,716
Real estate owned, net	552	(195)	(251)	(175)	417
Other operating expenses	3,297	1,711	3,199	2,848	2,333
Total operating expenses	20,413	12,727	14,279	12,250	12,095
Income before income taxes	11,692	14,049	14,790	4,021	11,377
Income tax expense	3,465	3,759	4,019	790	3,024
Net income	8,227	10,290	10,771	3,231	8,353
Net income attributable to noncontrolling interest	(235)	307	126	110	-
Net income attributable to Velocity Financial, Inc.	8,462	9,983	10,645	3,121	8,353
Less undistributed earnings attributable to participating securities	127	152	164	48	362
Net earnings attributable to common shareholders	$8,335	$9,831	$10,481	$3,073	$7,991

Basic earnings (loss) per share	$0.26	$0.31	$0.33	$0.10	$0.26

Diluted earnings (loss) per common share	$0.25	$0.29	$0.31	$0.09	$0.24

Basic weighted average common shares outstanding	31,923	31,922	31,917	31,892	30,897

Diluted weighted average common shares outstanding	34,063	34,199	34,057	34,204	34,257

Velocity Financial, Inc.
Consolidated Statements of Income (Annual)

	Year Ended
($ in thousands)	12/31/2022	12/31/2021
Revenues
Interest income	$240,343	$181,968
Interest expense - portfolio related	127,723	85,386
Net interest income - portfolio related	112,620	96,582
Interest expense - corporate debt	29,472	20,609
Net interest income	83,148	75,973
Provision for loan losses	1,152	(292)
Net interest income after provision for loan losses	81,996	76,265
Other operating income
Gain on disposition of loans	7,107	7,892
Unrealized gain/(loss) on fair value loans	8,265	29
Unrealized gain/(loss) on mortgage servicing rights	2,086	-
Other income (expense)	4,767	267
Other operating income (expense)	22,225	8,188
Net revenue	104,220	84,453

Operating expenses
Compensation and employee benefits	30,458	19,190
Rent and occupancy	1,748	1,769
Loan servicing	12,298	8,282
Professional fees	4,179	3,781
Real estate owned, net	(70)	3,150
Other operating expenses	11,056	8,488
Total operating expenses	59,669	44,660
Income before income taxes	44,552	39,793
Income tax expense	12,033	10,569
Net income	32,519	29,224
Net income attributable to noncontrolling interest	308	-
Net income attributable to Velocity Financial, Inc.	32,211	29,224
Less undistributed earnings attributable to participating securities	491	8,589
Net earnings attributable to common shareholders	$31,720	$20,635

Basic earnings (loss) per share	$0.99	$0.90

Diluted earnings (loss) per common share	$0.94	$0.86

Basic weighted average common shares outstanding	31,913	22,813

Diluted weighted average common shares outstanding	34,131	33,982

Velocity Financial, Inc.
Net Interest Margin ‒ Portfolio Related and Total Company
(Unaudited)

Quarters:

	Quarter Ended December 31, 2022			Quarter Ended December 31, 2021
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
($ in thousands)	Balance	Expense	Rate(1)	Balance	Expense	Rate(1)
Loan portfolio:
Loans held for sale	$64,699			$40,464
Loans held for investment	3,430,296			2,363,987
Total loans	$3,494,995	$65,632	7.51%	$2,404,451	$49,360	8.21%

Debt:
Warehouse and repurchase facilities	$284,178	5,776	8.13%	$271,761	3,273	4.82%
Securitizations	2,840,230	35,077	4.94%	1,796,543	20,392	4.54%
Total debt - portfolio related	3,124,409	40,853	5.23%	2,068,304	23,665	4.58%
Corporate debt	215,000	4,139	7.70%	171,926	4,463	10.38%
Total debt	$3,339,409	$44,992	5.39%	$2,240,230	$28,128	5.02%

Net interest spread - portfolio related (2)			2.28%			3.63%
Net interest margin - portfolio related			2.84%			4.27%

Net interest spread - total company (3)			2.11%			3.19%
Net interest margin - total company			2.36%			3.53%
(1)	Annualized.
(2)	Net interest spread — portfolio related is the difference between the rate earned on our loan portfolio and the interest rates paid on our portfolio-related debt.
(3)	Net interest spread — total company is the difference between the rate earned on our loan portfolio and the interest rates paid on our total debt.
Annual:

	Year Ended December 31, 2022			Year Ended December 31, 2021
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
($ in thousands)	Balance	Expense	Rate(1)	Balance	Expense	Rate(1)
Loan portfolio:
Loans held for sale	$49,194			$15,794
Loans held for investment	3,043,003			2,110,053
Total loans	$3,092,198	$240,343	7.77%	$2,125,847	$181,968	8.56%

Debt:
Warehouse and repurchase facilities	$292,490	17,454	5.97%	$183,663	9,706	5.28%
Securitizations	2,458,332	110,269	4.49%	1,630,385	75,680	4.64%
Total debt - portfolio related	2,750,822	127,723	4.64%	1,814,048	85,386	4.71%
Corporate debt	205,979	29,472	14.31%	154,890	20,609	13.31%
Total debt	$2,956,801	$157,195	5.32%	$1,968,938	$105,995	5.38%

Net interest spread - portfolio related (2)			3.13%			3.85%
Net interest margin - portfolio related			3.64%			4.54%

Net interest spread - total company (3)			2.46%			3.18%
Net interest margin - total company			2.69%			3.57%
(1)	Annualized.
(2)	Net interest spread — portfolio related is the difference between the rate earned on our loan portfolio and the interest rates paid on our portfolio-related debt.
(3)	Net interest spread — total company is the difference between the rate earned on our loan portfolio and the interest rates paid on our total debt.

Velocity Financial, Inc.
Adjusted Financial Metric Reconciliation to GAAP Net Income
(Unaudited)

Quarters:

Core Income
	Quarter Ended
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021

Net Income	$8,462	$9,983	$10,645	$3,121	$8,353
Deal cost write-off - collapsed securitizations	-	-	-	-	$1,104
One-time Century Health & Housing Capital deal costs	-	-	-	-	$624
Recovery of Loan Loss Provision	-	-	-	-	-
Corporate debt refinancing costs	-	-	-	$9,286	-
Equity award & ESPP costs	$656	-	-	$-	-
Core Income	$9,118	$9,983	$10,645	$12,407	$10,081

Diluted weighted average common shares outstanding	34,063	34,199	34,057	34,204	34,257
Core diluted earnings per share	$0.27	$0.29	$0.31	$0.36	$0.29
Annual:

Core Income
	Year Ended
	12/31/2022	12/31/2021

Net Income	$32,211	$29,224
Deal cost write-off - collapsed securitizations	-	1,104
One-time Century Health & Housing Capital deal costs	-	624
Recovery of Loan Loss Provision	-	(1,000)
Corporate debt refinancing costs	9,286	3,326
Equity award & ESPP costs	656	-
Core Income	$42,153	$33,278

Diluted weighted average common shares outstanding	$34,131	$33,982
Core diluted earnings per share	$1.24	$0.98

Contacts

Investors and Media:
Chris Oltmann
(818) 532-3708